UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

(858) 997-6740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 14, 2011, White River Capital, Inc. (“White River”) entered into a Stock Repurchase Agreement with Huizenga Opportunity Partners, LP, The Peter H. Huizenga Trust, The Heidi A. Huizenga Trust, The Betsy Huizenga Bradley Family Trust, The Greta Huizenga Family Trust, The Peter H. Huizenga Jr. Trust, The Timothy D. Huizenga Trust, HCM Castle Creek, Inc., and David A. Bradley (collectively, the “Shareholders”).  Pursuant to the Stock Repurchase Agreement, White River agreed to purchase all of the common stock, without par value, of White River held by the Shareholders (the “Shares”), which totaled 100,479 shares.  The purchase price for the Shares was $18.50 per Share, and the total consideration paid by White River to the Shareholders in connection with the stock repurchase was $1,858,861.50.

The foregoing description of the Stock Repurchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Repurchase Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Stock Repurchase Agreement dated March 14, 2011 by and among White River Capital, Inc., and the Sellers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 14, 2011	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Stock Repurchase Agreement dated March 14, 2011 by and among White River Capital, Inc. and the Sellers listed therein.